 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

INDIGENOUS ROOTS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55873	20-5243308
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

41 Puget Drive, Steilacoom, WA 98388
(Address of principal executive offices, including zip code)

(250) 601-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2021, Lawrence Faulk resigned as president, secretary and treasurer of the registrant. Mr. Faulk will remain a director of the registrant.

Mr. Faulk's resignation as an officer was not a result of any disagreement with the registrant relating to the registrant’s operations, policies or practices.

On March 19, 2021, Landon Miller was appointed as a president, secretary and treasurer of the registrant.

On April 4, 2021, Ian Marshall was appointed as a director of the registrant.

The board of directors now consists of Lawrence Faulk and Ian Marshall.

Landon Miller – President, Secretary and Treasurer

Landon has a civil engineering technologist diploma from Mohawk College and worked in the civil engineering field for First Nations Engineering Services the largest native owned engineering firm in Canada. He has extensive experiencing working in business development and advisory in various other industries.  His primary focus is improving the economic landscape and ultimately the lives of First Nations communities in Canada and the US.

In 2016 Landon successfully structure a deal to bring Canada’s most successful company in Canadian history Tim Horton’s to First Nations land.  The first native owned and operated restaurant on First Nations soil opened at Six Nations of the Grand River.

Landon is the Vice President of business development for Indigenous Bloom CGT Corp the largest First Nations medical hemp and cannabis company in Canada.  With operations in British Columbia, Manitoba, Alberta, and Ontario Indigenous Bloom expects to be in every province by the end of 2022.

Landon is Co-Founder and director of Bloom Traditional Tobacco a federal and provincially licensed tobacco manufacturing company located in Ontario, Canada.  With Bloom Traditional Tobacco he continues to partner directly with First Nations communities to provide the economic win for the whole community.

Ian Marshall – Director

Ian has a solid knowledge of Operations Management. Logistics Systems Analysis and Systems Development, Project Resource Development, Supply Chain Management and Marketing.

Ian is currently Operations Manager of Aviation Services of Grenada Ltd., where he manages the daily operations and manpower levels ensuring contractual commitments and service level agreements are met and he is also a senior consultant and Partner of Consumer Services Plus LLC, which specializes in business change and operations readiness consulting, process optimization, fright consulting and supply chain and inventory development.  Since 2014, Ian has been a part-time lecturer of Shipping and Logistics at the University of the West Indies (UWI) Open Campus Grenada.

Ian holds the position of director with Edison Power Company Grenada Ltd., the Grenada Invitational and Grenada Ports Authority.

Ian obtained a Bachelor's Degree in Logistics Management from the Beijing Jiaotong University and is currently working on obtaining an MBA in Business Administration for the University of South Wales.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIGENOUS ROOTS CORP.

Dated: April 13, 2021	By:	/s/ Landon Miller
Landon Miller
President

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